For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

1022633

Form 3
Business Corporations Act

Formule 3
Loi sur les sociétés par actions

ARTICLES OF AMENDMENT
STATUTS DE MODIFICATION

1. The name of the corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale actuelle de la société (écrire en LETTRES MAJUSCULES SEULEMENT) :

MELO BIOTECHNOLOGY HOLDINGS INC.

2. The name of the corporation is changed to (if applicable): (Set out in BLOCK CAPITAL LETTERS)
Nouvelle dénomination sociale de la société (s'il y a lieu) (écrire en LETTRES MAJUSCULES SEULEMENT) :

FIRST ASIA HOLDINGS LIMITED

3. Date of incorporation/amalgamation:
Date de la constitution ou de la fusion :

1993/03/17

(Year, Month, Day)
(année, mois, jour)

4. **Complete only if there is a change in the number of directors or the minimum / maximum number of directors.**
Il faut remplir cette partie seulement si le nombre d'administrateurs ou si le nombre minimal ou maximal d'administrateurs a changé.

Number of directors is/are: minimum and maximum number of directors is/are:
Nombre d'administrateurs : nombres minimum et maximum d'administrateurs :

Number / Nombre: ______ or / ou minimum and maximum / minimum et maximum: ______ ______

5. The articles of the corporation are amended as follows:
Les statuts de la société sont modifiés de la façon suivante :

The name of the corporation is First Asia Holdings Limited.

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.
La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la *Loi sur les sociétés par actions*.

7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on
Les actionnaires ou les administrateurs (selon le cas) de la société ont approuvé la résolution autorisant la modification le

2011. 2. 2

(Year, Month, Day)
(année, mois, jour)

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Melo Biotechnology Holdings, Inc.

(Print name of corporation from Article 1 on page 1)
(Veuillez écrir le nom de la société de l'article un à la page une).

By/
Par :

(Signature)
(Signature)

President

(Description of Office)
(Fonction)